CERTIFICATE OF DESIGNATIONS
                     OF RIGHTS, PREFERENCES, PRIVILEGES AND
                                  RESTRICTIONS

                                        OF

                                 SENIOR SERIES E
                                 PREFERRED STOCK

                                       OF

                         EMERGENT FINANCIAL GROUP, INC.


     RESOLVED,  that  pursuant  to  Article  3  (a)  of the Amended and Restated
Certificate of Incorporation of the Corporation, there be and hereby is authorized and created one series of Preferred Stock, hereby designated as Senior Series E Preferred Stock to consist of two hundred and fifty thousand shares (250,000) with a par value $0.001 per share and a stated value of $100.00 per share (the "Stated Value"), and that the designations, preferences and relative, participating, optional or other rights of the Senior Series E Preferred Stock ("the Senior Preferred Stock") and qualifications, limitations or restrictions thereof, shall be as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION  1.1 Definitions.The terms defined in this Article whenever used in
                  ------------
this  Certificate  of  Designations  have  the  following  respective  meanings:



          "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

          "AGENT" means Arland D. Dunn of Thousand Oaks, California, or any duly appointed successor representing the Shareholders as Agent and as Attorney-in-Fact.

          "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

          "CAPITAL SHARES" means the Common Shares and any other shares of any other class or series of common stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets upon dissolution, liquidation or winding-up of the Corporation.

          "CLOSING DATE" means the date selected for Closing pursuant to Agreement and Plan of Reorganization dated July 23, 2001 between and among the Company and the Shareholders holding the Senior Preferred Stock (the "Plan").

 .          "CLOSING PRICE" per share of Common Stock means the closing bid price as reported on the Principal Market for the Trading Day immediately preceding the Closing Date.

          "COMMON SHARES" or "COMMON STOCK" means shares of common stock, $0.001 par value, of the Corporation.

          "CORPORATION" means Emergent Financial Group, Inc., a Delaware corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Corporation's assets, or otherwise.

          "DGCL"  means  the  Delaware  General  Corporation  Law.

          "EFFECTIVE DATE" means the date upon which the Registration Statement, as defined in the Registration Rights Agreement, is declared effective by the SEC.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder, all as in effect at the time.

          "SHAREHOLDER" means a shareholder owning Senior Preferred Stock, any successor thereto, or any Person to whom the Series E Senior Preferred Stock is subsequently transferred in accordance with the provisions hereof.

          "ISSUE  DATE"  means the date upon which the shares of Series E Senior
Preferred Stock being sold pursuant to the Securities Purchase Agreement are issued.

          "OUTSTANDING" when used with reference to Common Shares or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding warrants, options, scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or
                             --------  -------
indirectly owned or held by or for the account of the Corporation or any Subsidiary of the Corporation shall not be deemed "Outstanding" for purposes hereof.

          "PERSON" means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

          "PRINCIPAL MARKET" shall mean the NASDAQ National Market, the NASDAQ SmallCap Market, the American Stock Exchange, the New York Stock Exchange, or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock.

          "SEC"  means  the  United  States  Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by SEC thereunder, all as in effect at the time.

     Series  E
          "SENIOR PREFERRED STOCK" means the Series E Senior Series E Preferred Stock of the Corporation.

          "SHAREHOLDERS" means owners of Senior Preferred Stock or their assigns or successors in interest.

          "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Corporation.

           All references to "cash" or "$" herein means currency of the United States of America.

                                    ARTICLE 2
                                      RANK

          The Series E Senior Preferred Stock shall rank prior to any class or series of capital or preferred stock of the Corporation currently outstanding.

                                    ARTICLE 3
                                    DIVIDENDS

          No Shareholder of Series E Senior Preferred Stock shall be entitled to receive any dividends.

                                    ARTICLE 4
                             LIQUIDATION PREFERENCE

          (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the Shareholders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding up unless prior thereto, the Shareholders of shares of Series E Senior Preferred Stock, subject to Article 4, shall have received the Liquidation Preference (as defined in subparagraph(c) of this Article 4) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Shareholders of the Series E Senior
Preferred Stock Shareholder Series E Senior Preferred Stock shall be insufficient to permit the payment to such Shareholders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series E Senior Preferred Stock shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

          (b) At the option of each Shareholder, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to, such transaction an amount equal to the Liquidation Preference with respect to each outstanding share of Series E Senior Preferred Stock in accordance with and subject to the terms of this Article 4; provided, however, that all Shareholders
                                        --------  -------
of Series E Senior Preferred Stock shall be deemed to elect the option set forth above if at least a majority in interest of such Shareholders elect such option. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

     (c) For purposes hereof, the "Liquidation Preference" with respect to a share of the Series E Senior Preferred Stock shall mean an amount equal to the Stated Value.

                                    ARTICLE 5

                            CONVERSION, PUT AND CALL
                           OF SERIES E PREFERRED STOCK

     SECTION  5.1  Conversion; Conversion Price.Subject to the terms, conditions
                   -----------------------------
and restrictions of this Section 5, at the option of the Holder, commencing on January 1, 2003, the shares of Series E Preferred Stock may be converted into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), equal to the sum of the Additional Amount and the Stated Value of such share or shares of Series E Preferred Stock (such sum being hereinafter referred to as the "Conversion Amount"), divided by the Market Price, provided,however,
                                                               -------- -------
that in no event shall the Conversion Price be greater than $1.50 per share of Common Stock (the "Maximum Conversion Price"). If applicable, the right of each Holder to convert shares of Series E Preferred Stock into shares of Common Stock is subject to the limitations set forth in Sections 5.10 and 5.11 below, and for the purpose of complying with the limitation in Section 5.11, shall be prorated among Series E Preferred Stockholders and their transferees, if any.

     SECTION  5.2     Exercise  of  Conversion  Privilege.
                      -----------------------------------

     (a) Conversion of the Series E Preferred Stock may be exercised, in whole or in part, by the Holder by telecopying an executed and completed notice of conversion in the form annexed hereto as Annex I (the "Conversion Notice") to the Corporation. Each date on which a Conversion Notice is telecopied to and received by the Corporation in accordance with the provisions of this Section
5.2 shall constitute a Conversion Date. The Corporation shall convert the Preferred Stock and issue the Common Stock Issued at Conversion effective as of the Conversion Date at the time set forth in the Conversion Notice. The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. If such conversion will result in the conversion of all of such holder's shares of Series E Preferred Stock the Holder shall deliver the shares of Series E Preferred Stock to the Corporation by express courier within thirty (30) days following the date on which the telecopied Conversion Notice has been transmitted to the Corporation. Upon surrender for conversion, the Series E Preferred Stock shall be accompanied by a proper assignment thereof to the Corporation or be endorsed in blank. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than three (3) Business Days after the Corporation's receipt of such Conversion Notice, the Corporation shall (i) issue the Common Stock issued at Conversion in accordance with the provisions of this Article 5, and (ii) cause to be mailed for delivery by overnight courier to the Holder a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, together with cash, as provided in Section 5.3, in respect of any fraction of a Share issuable upon such conversion. The Holder shall indemnify the Corporation for any damages to third parties as a result of a claim by such third party to ownership of the Preferred Stock converted prior to the receipt of the Series E Preferred Stock by the Corporation. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates so long as the Series E Preferred Stock shall have been surrendered, if required, as aforesaid at such time, and at such time the rights of the Holder of the Series E Preferred Stock, as such, shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby. The Conversion Notice shall constitute a contract between the Holder and the Corporation, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 5.3), to surrender the Series E Preferred Stock and to release the Corporation from all liability thereon.

     (b) If, at any time (i) the Corporation challenges, disputes or denies the right of a Holder to effect the conversion of the Series E Preferred Stock into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 5.2 (other than with respect to the calculation of the number of Common Shares covered by the Conversion Notice) or
(ii) any third party commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the to effect the conversion of the Series E Preferred Stock into Common Shares, then the Holder shall have the right, by written notice to the Corporation, to require the Corporation to promptly redeem the Series E Preferred Stock for cash at a redemption price equal to one hundred and forty percent (140%) of the Conversion Amount of the shares sought to be converted by the Holder that are the subject of such injunction (the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, unless the action taken by the Corporation in
(i) above has been upheld by a court of competent jurisdiction, the Corporation shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

     (c) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. Sec. 101 et seq.
                                                                         -------
(the "Bankruptcy Code").-In the event the Corporation is a debtor under the Bankruptcy Code, the Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Sec. 362 in respect of the Holder's conversion privilege. The Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Sec. 362 in respect of the conversion of the Series E Convertible Preferred Stock. The Corporation agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Sec. 362.

     SECTION  5.3     Fractional  Shares.  No  fractional Common Shares or scrip
                      ------------------
representing fractional Common Shares shall be issued upon conversion of the Series E Preferred Stock. Instead of any fractional Common Shares which otherwise would be issuable upon conversion of the Series E Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction.

     SECTION  5.4     Reclassification, Consolidation, Merger or Mandatory Share
                      ----------------------------------------------------------
Exchange;  Adjustments  for  Splits,  Combinations.
--------------------------------------------------

     (a) At any time while the Series E Preferred Stock remains outstanding and any shares thereof have not been converted, in case of any reclassification or change of Outstanding Common Shares issuable upon conversion of the Series E Preferred Stock (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon conversion of the Series E Preferred Stock) or in case of any consolidation, merger or mandatory share exchange of the Corporation with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of Outstanding Common Shares upon conversion of the Series E Preferred Stock), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor, resulting or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Series E Preferred Stock providing that the Holder shall have the right to convert such new Series E Preferred Stock (upon terms and conditions not less favorable to the Holder than those in effect pursuant to the Series E Preferred Stock) and to receive upon such exercise, in lieu of each Common Share theretofore issuable upon conversion of the Series E Preferred Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one Common Share issuable upon conversion of the Series E Preferred Stock had the Series E Preferred Stock been converted immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. The provisions of this Section 5.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

     (b) The Conversion Price and the number of Common Shares into which the Series E Preferred Stock shall be convertible shall be adjusted for stock splits, combinations, or other similar events. Additionally, an adjustment will be made in the case of an exchange of Common Shares, consolidation or merger of the Corporation with or into another corporation or sale of all or substantially all of the assets of the Corporation in order to enable the holder of Series E Preferred Stock to acquire the kind and the number of shares of stock or other securities or property receivable in such event by a holder of the number of Common Shares that might otherwise have been issued upon the conversion of the Series E Preferred Stock. No adjustment to the Conversion Price will be made for dividends (other than stock dividends), if any, paid on the Common Shares.

          SECTION  5.5     Mandatory  Conversion.  Series  E  holders  shall  be
                           ---------------------
required to convert if the common stock into which it is to convert has a market value equal to 200% of the stated value of the Series E. the market value shall be determined by the ten day trading average as calculated by taking the high bid for the 10 tens immediately preceding notice of mandatory conversion. Notice is to be provided in writing to the holders by the company. Mandatory conversion is effected at the sole discretion of the company. Notwithstanding the previous sentence, if applicable, unless the Corporation shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of the NASDAQ or such other stock market as the Corporation shall be required to comply with, the Corporation shall not issue shares of Common Stock upon conversion of any shares of Series E Preferred Stock if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon conversion of shares of the Series E Preferred Stock would equal or exceed twenty percent (20%) of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Closing Date (the "Maximum Issuance Amount"). In the event that a Mandatory Conversion would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall complete such Mandatory Conversion by (i) converting shares of Series E Preferred Stock which would result in the Corporation issuing shares of Common Stock equal to one less than an amount which would result in the Corporation issuing shares equal to the maximum Issuance Amount and (ii) redeeming the remaining shares of Series E Preferred Stock in cash at a price equal to the Optional Redemption Price. The Company has the right to waive this condition at its sole discretion.

     SECTION  5.6     Compliance  with  Section  13(d). Notwithstanding anything
                      --------------------------------
herein to the contrary, except on the Mandatory Conversion Date, the Holder shall not have the right, and the Company shall not have the obligation, to convert all or any portion of the Series E Preferred Stock if and to the extent that the issuance to the Holder of shares of Common Stock upon such conversion would result in the Holder being deemed the "beneficial owner" of more than 5% of the then outstanding shares of Common Stock within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 5% of the then outstanding shares of Common Stock, then the Corporation shall redeem so many of such Holder's shares (the "Redemption Shares") of Series E Preferred Stock as are necessary to cause such Holder to be deemed the beneficial owner of not more than 5% of the then outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Redemption Shares shall immediately and without further action be deemed returned to the status of authorized but unissued shares of Series E Preferred Stock and the Holder shall have no interest in or rights under such Redemption Shares. Such redemption shall be for cash at the Optional Redemption Price.

     SECTION 5.7     Stockholder Approval. If applicable, unless the Corporation
                     --------------------
shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of the NASDAQ or such other stock market as the Corporation shall be required to comply with, the Corporation shall not issue shares of Common Stock upon conversion of any shares of Series E Preferred
Stock, if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon conversion of shares of the Series E Preferred Stock would equal or exceed twenty percent (20%) of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Closing Date (the "Maximum Issuance Amount"). If in the event of the circumstances provided in the preceding sentence, a properly executed
Conversion Notice is received by the Corporation which would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall honor such conversion request by (i) converting the number of shares of Series E Preferred Stock stated in the Conversion Notice not in excess of the Maximum Issuance Amount and (ii) redeeming the number of shares of Series E Preferred Stock stated in the Conversion Notice equal to or in excess of the Maximum Issuance Amount in cash at the Optional Redemption Price of the shares of Series E Preferred Stock to be so redeemed.

     SECTION  5.8 Notice of Certain Events. In the case of the occurrence of any
                  ------------------------
event described in subparagraphs (a), (b) or (f) of Section 5.1 or Section 5.4 of this Certificate of Designations, the Corporation shall cause to be mailed to the Holder of the Series E Preferred Stock at its last address as it appears in the Corporation's security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days notice is not practicable, at the earliest practicable date prior to any such record, effective or expiration date), a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the Holders of record of Series E Preferred Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer is expected to become effective, and the date as of which it is expected that holders of record of Series E Preferred Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

SECTION  5.9  Put  Call  Agreement.  The  holders of the Series E shall have the
              --------------------
unconditional right to put $1 million dollars of stated value of stock per calendar quarter to the company for purchase. The company has an unconditional right to call such stock in the same amount and on the same schedule. The company has the right to also designate any third party as the counter-party to the put rights. The company also has the right to assign its call rights to any third party without consent of the preferred holders. The put-call right shall commence on January1, 2002 and will continue for three subsequent quarters. Failure to fulfill obligations under the put agreement will be deemed an event of default and remedies available under the Security Agreement may be sought. If a preferred holder fails to deliver his Series E Preferred shares subject to the Call, then the Company may deposit such funds as such holder should have received pursuant to the call with the applicable State Indemnity Fund and upon such event of deposit, cancel the holder's Series E Preferred shares.

SECTION  5.10 Preemptive Call. On or anytime before January 1, 2003, the company
              ---------------
has the right to call the remaining series E stock outstanding which, after the events described in section 5.13, the original outstanding series E will be $21 million. This right is also transferable to a third party designee, or designees, in whole or in part, as determined in the sole discretion of the company; however, such transfer shall not serve to relieve the company of its liabilities pursuant to this Section 5.14. If this call option is not exercised, the holders can elect to continue to sell $1 million quarterly at their sole discretion. Alternatively, the holders may seek remedies available under the Security Agreement made part and parcel of the issuance of Series E Preferred.

SECTION 5.11 Public Offering. The holders of series E preferred are entitled to register for sale their shares in any planned public offering pursuant to the Registration Rights Agreement.

SECTION 5.12 Additional Share Authorization. The company may authorize and issue additional shares of Series E Preferred Stock, but only with the prior approval (in writing) of holders of at least 50% of the Series E Preferred Stock then issued and outstanding, except that the terms of this Section shall not apply if the new issue of Series E Preferred Stock is less than Five Million Dollars ($5,000,000.00).


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                                    ARTICLE 6
                                  VOTING RIGHTS

Shareholders of the Series E Senior Preferred Stock have no voting power. Notwithstanding the above, the Corporation shall provide each Shareholder of Series E Senior Preferred Stock and the Agent with prior notification of any meeting of the stock shareholders (and copies of proxy materials and other information sent to Shareholders). In the event of any taking by the Corporation of a record of its stock shareholders for the purpose of determining stock shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each Shareholder and the Agent, at least thirty (30) days prior to (or such shorter period that the Corporation first becomes aware of) the consummation of the transaction or event, whichever is earlier), of the date on which any such action is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

To the extent that under the DGCL the vote of the Shareholders of the Series E Senior Preferred Stock, voting separately as a class or Series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Shareholders of at least a majority of the shares of the Series E Senior Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Shareholders of a majority of the shares of Series E Senior Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. Shareholders of the Series E Senior Preferred Stock shall be entitled to notice of all Shareholder meetings or written consents (and copies of proxy materials and other information sent to Shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the DGCL.

                                    ARTICLE 7
                              PROTECTIVE PROVISIONS

     So long as shares of Series E Senior Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the Shareholders of at least 85% of the then outstanding shares of Series E Senior Preferred Stock:

     (a) alter or change the rights, preferences or privileges of the Series E Senior Preferred Stock;

     (b) , create any new class or series of capital stock having a preference over the Series E Senior Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series E Senior Preferred Stock;

     (c) increase the authorized number of shares of Series E Senior Preferred Stock, except as expressly provided in Section 5.16, supra; or

     (d) do any act or thing not authorized or contemplated by this Certificate of Designations which would result in taxation of the Shareholders of shares of the Series E Senior Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

     In the event Shareholders of at least 85% of the then outstanding shares of Series E Senior Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series E Senior Preferred Stock, pursuant to subsection (a) above, so as to affect the Series E Senior Preferred Stock, then the Corporation will deliver notice of such approved change to the Shareholders of the Series E Senior Preferred Stock that did not agree to such alteration or change (the "Dissenting Shareholders") and Dissenting Shareholders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designations as they exist prior to such alteration or change or continue to hold their shares of Series E Senior Preferred Stock.

                                    ARTICLE 8
                                  MISCELLANEOUS

     SECTION  8.1     Loss,  Theft, Destruction of Preferred Stock. Upon receipt
                      --------------------------------------------
of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series E Senior Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series E Senior Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series E Senior Preferred Stock, new shares of Series E Senior Preferred Stock of like tenor. The Series E Senior Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 8.1 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series E Senior Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     SECTION  8.2     Who  Deemed  Absolute  Owner. The Corporation may deem the
                      ----------------------------
Person in whose name the Series E Senior Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series E Senior Preferred Stock for the purpose of the conversion of the Series E Senior Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series E Senior Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

     SECTION  8.3     Register.  The  Corporation  shall  keep  at its principal
                      --------
office a register in which the Corporation shall provide for the registration of the Series E Senior Preferred Stock. Upon any transfer of the Series E Senior Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the Series E Senior Preferred Stock register.


     SECTION  8.4     Withholding. To the extent required by applicable law, the
                      -----------
Corporation may withhold amounts of Redemption payments made pursuant to Schedule "A" for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series E Senior Preferred Stock.

     SECTION 8.6     Headings. The headings of the Articles and Sections of this
                     --------
Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by its duly authorized officers on this 19th day of July, 2001.


                                 EMERGENT  FINANICAL  GROUP  INC.



                                 By:_______________________
                                      Jason  Galanis
                                      Title:  President  and  CEO


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